Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-4

(Form Type)

FREEDOM ACQUISITION I CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	New Complete Solaria Common Stock(2)(3)	457(f)(l)	18,975,000	$10.175	(7)	$193,070,625.00	0.0001102	$21,276.38
Fees to Be Paid	Equity	New Complete Solaria Common Stock(2)(4)	457(f)(2)	47,629,757	$0.0000333	(8)	$1,587.66	0.0001102	$0.17
Fees to Be Paid	Equity	New Complete Solaria Common Stock issuable upon exercise of the Redeemable Warrants(2)(6)	457(i)	14,891,667	$11.750	(9)	$174,977,087.25	0.0001102	$19,282.48
Fees to Be Paid	Equity	Redeemable Warrants(2)(5)	457(i)	14,891,667	$–	(10)	–		–
Carry Forward Securities
Carry Forward Securities	–	–	–	–	–		–	–	–
		Total Offering Amounts					$368,049,299.91		$40,559.03
		Total Fees Previously Paid							$0.00

		Net Fee Due					$40,559.03

(1)

Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Freedom Acquisition I Corp., a Cayman Islands exempted company (“FACT”), intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which FACT’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by New Complete Solaria, the continuing entity following the business combination described in this proxy statement/prospectus (the “Business Combination”), which will thereafter be renamed “Complete Solaria, Inc.”, as further described in the proxy statement/prospectus.

(2)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

The number of shares of common stock, par value $0.0001 per share, of New Complete Solaria (“New Complete Solaria Common Stock”) being registered represents (i) 10,350,000 Class A ordinary shares, par value $0.0001 per share (the “FACT Class A Ordinary Shares”) of FACT, including the FACT Class A Ordinary Shares that were included in the units issued in FACT’s initial public offering (the “IPO”), that were registered pursuant to the Registration Statement on Form S-1 (SEC File Nos. 333-252940 and 333-253555) (the “IPO Registration Statement”) and offered by FACT in the IPO (the “Public Shares”), assuming a 70% redemption level of FACT’s Class A Ordinary Shares in connection with FACT’s extension vote scheduled to occur prior to March 2, 2023 (the “Extension Vote”), and (ii) 8,625,000 Class B ordinary shares, par value $0.0001 per shares (the “FACT Class B Ordinary Shares”), of FACT that were initially issued in a private placement prior to the IPO to Freedom Acquisition I LLC (the “Sponsor”) (such FACT Class B Ordinary Shares, the “Founder Shares”) and that are not forfeited in the event of FACT shareholder redemptions. To the extent redemptions are less than 70% in connection with the Extension Vote, FACT will pay fees on such additional shares upon amendment of this proxy statement/prospectus. Immediately prior to the Domestication, each Founder Share will be automatically converted into one FACT Class A Ordinary Share. In connection with the Domestication (a) each FACT Class A Ordinary Share issued and outstanding immediately prior to the Domestication will remain outstanding and will automatically convert into one share of New Complete Solaria Common Stock (provided that each FACT Class A Ordinary Share owned by holders of Public Shares who have validly elected to redeem their Public Shares will be redeemed for cash in an amount equal to the redemption price), (b) each redeemable warrant to purchase one FACT Class A Ordinary Share (the “FACT Warrants”) issued and outstanding as of immediately prior to the Domestication will be automatically become a redeemable warrant to purchase one share of New Complete Solaria Common Stock (“New Complete Solaria Warrants”) on substantially the same terms as the FACT Warrants, and (c) each unit of FACT issued and outstanding as of immediately prior to the Domestication will automatically be canceled and each holder will be entitled to one share of New Complete Solaria Common Stock and one-fourth of one New Complete Solaria Warrant.

(4)

Represents 45,000,000 shares of New Complete Solaria Common Stock representing the Aggregate Merger Consideration to be issued in connection with the Business Combination, estimated solely for the purpose of calculating the registration fee, which is equal to the quotient of the sum of (i) $450,000,000 and (ii) the product of (1) $10.00 and (2) 2,629,757, which is the total number of shares of New Complete Solaria Common Stock into which the New Complete Solaria convertible notes in the aggregate principal amount of $19,723,179 would be convertible immediately prior to (but contingent upon) the consummation of the First Merger, divided by $10.00) by (b) the aggregate fully diluted number of shares of Complete Solaria Common Stock issued and outstanding immediately prior to the Mergers as calculated pursuant to the Business Combination Agreement, plus a number of New Complete Solaria Warrants equal to a portion of the Aggregate Warrant Consideration, calculated on a pro rata basis based on the percentage interest of issued and outstanding shares of Complete Solaria Capital Stock held by the holder of such share of Complete Solaria Capital Stock.

(5)

The number of New Complete Solaria Warrants being registered represents (i) the 8,625,000 FACT Public Warrants that were registered pursuant to the IPO Registration Statement referenced in note (3) above and offered by FACT in its IPO and (ii) 6,266,667 FACT Private Placement Warrants that were initially issued in a private placement prior to the IPO to the Sponsor. In connection with the Domestication, each FACT Warrant will be automatically become a New Complete Solaria Warrant.

(6)

Represents the number of shares of New Complete Solaria Common Stock issuable upon exercise of the New Complete Solaria Warrants described in note (5). Each whole New Complete Solaria Warrant will entitle the warrant holder to purchase one share of New Complete Solaria Common Stock at a price of $11.50 per share.

(7)

Calculated in accordance with Rule 457(f)(l) under the Securities Act, based on the average of the high and low prices of the FACT Class A Ordinary Shares on the New York Stock Exchange (“NYSE”) on February 8, 2023 (such date being within five business days prior to the date that this registration statement was first filed with the U.S. Securities and Exchange Commission (the “SEC”).

(8)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933. Complete Solar is a private company, no market exists for its securities, and Complete Solar has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of Complete Solar shares is one-third of the aggregate par value of the Complete Solar shares expected to be exchanged in the Business Combination.

(9)

Calculated in accordance with Rule 457(i) under the Securities Act, based on the sum of (i) the average high and low prices of the FACT Warrants on the NYSE on February 8, 2023 (such date being within five business days prior to the date that this registration statement was first filed with the SEC) and (ii) the $11.50 exercise price of the New Complete Solaria Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the New Complete Solaria Warrants has been allocated to the New Complete Solaria Common Stock issuable upon exercise of the New Complete Solaria Warrants and included in the registration fee paid in respect of such shares of New Complete Solaria Common Stock.

(10)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.